Exhibit 10.29.2

Amendment to Stock Award Agreement

This Amendment to Stock Award Agreement (the “Amendment”) is entered into as of this   day of December, 2025, by and between Middlefield Banc Corp., an Ohio corporation ( “Middlefield”) and       (the “Participant”). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them by the Middlefield Banc Corp. 2017 Omnibus Equity Plan (the “Plan”).

Whereas, pursuant to the Stock Award Agreement, dated as of March 10, 2023 (the “Agreement”), by and between Middlefield and Participant, Participant received a grant of _______ shares of Middlefield common stock (the “Shares”),

Whereas, Section 3(a) of the Agreement provides that, for Participant to become owner of and vested in the Shares, Participant must maintain continuous employment with Middlefield or a Related Entity for three years after the date of the Agreement, except in the case of termination within three years occurring because of death or disability and except for a Change in Control occurring within three years after the date of the Agreement,

Whereas, Section 3(b) of the Agreement provides that for Participant to become owner of and vested in the Shares, the performance-based vesting conditions of Section 3(b) must be satisfied and, if performance goals are achieved based on the maximum performance level, Participant will be entitled to receive a maximum award of up to 125% of the number of Shares awarded,

Whereas, Section 1.5(a) of the Agreement and Plan of Merger by and between Middlefield and Farmers National Banc Corp. (“Farmers”), dated as of October 22, 2025 (the “Merger Agreement”), provides that prior to the effective time of the merger of Middlefield with and into Farmers, all outstanding share awards pursuant to a share award agreement granted in accordance with the Plan shall be fully earned and vested and, with respect to any plan share awards subject to performance-based vesting conditions, with performance goals deemed achieved based on the maximum performance level,

Whereas, as of the date hereof, no Shares have vested under the Agreement,

Whereas, Section 4.1 of the Plan provides that the Compensation Committee of Middlefield’s board of directors shall have complete discretion to make all decisions necessary or advisable for the administration and interpretation of the Plan and that actions of the Compensation Committee shall be final, binding, and conclusive for all purposes and upon all persons, and

WHEREAS, the Compensation Committee wishes to waive the service and performance conditions in Section 3 of the Agreement and to amend the Agreement to accelerate the vesting of the Shares so that Participant will become owner of and vested in a maximum award of Shares, with performance goals deemed achieved based on the maximum performance level on or before December 31, 2025.

NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Middlefield and the Participant hereby agree as follows.

1. Amendment. Upon execution by Participant of this Amendment, Participant shall become owner of and fully vested in      shares of Middlefield common stock.

2. The Vesting of the Shares is Subject to Tax Withholding. The vesting of the Shares pursuant to this Amendment shall be subject to federal, state, and local withholding tax requirements. Participant may elect to reimburse Middlefield for all tax withholding obligations through one or more of the methods set forth in Section 15.4(c) of the Plan.

3. Other Terms Are Not Affected by this Amendment. Except as amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of will be deemed an original, but all of which taken together will constitute one and the same document.

IN WITNESS WHEREOF, the undersigned Participant and Middlefield have executed this Amendment to Stock Award Agreement as of the date first written above.

PARTICIPANT	MIDDLEFIELD BANC CORP.

By:
Michael C. Voinovich
Chairman, Compensation Committee

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